Exhibit 99.1
Wintrust Financial Corporation
727 North Bank Lane, Lake Forest, Illinois 60045
News Release

FOR IMMEDIATE RELEASE	March 30, 2006
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President & Chief Operating Officer
(847) 615-4096
Website address: www.wintrust.com
WINTRUST FINANCIAL CORPORATION TO RESTATE 2005 FINANCIAL STATEMENTS DUE TO TECHNICAL
INTERPRETATION OF ACCOUNTING FOR CERTAIN DERIVATIVE TRANSACTIONS
     LAKE FOREST, ILLINOIS — Wintrust Financial Corporation (“Wintrust” or the “Company”) (Nasdaq: WTFC) today announced that it will restate its unaudited interim financial statements as of and for each of the quarters ended March 31, June 30, and September 30, 2005 and revise its unaudited financial information for the quarter and year ended December 31, 2005. The restatements and revisions relate to the Company’s accounting under Statement of Financial Accounting Standards 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133), for interest rate swaps entered into in connection with certain debentures related to our trust preferred securities and subordinated debt (“Debt Transactions”). Although the cumulative impact of the adjustments on the Company’s financial performance over this period is not significant, the decision to restate prior period financial information resulted primarily from the impact of the adjustments to certain individual quarters. Wintrust will file its Annual Report on Form 10-K tomorrow reflecting the restatements and revisions.
     “The issue with respect to these transactions, which is affecting many financial institutions, relates to evolving interpretations of applying the provisions of SFAS No. 133 and the related documentation, rather than the purpose for which these transactions were created or their economic substance.” said Edward J. Wehmer, Wintrust’s President and Chief Executive Officer. “These transactions were intended to and have, in fact, created very effective economic hedges, and our financial condition and our cumulative results of operations have not been affected in any significant way by this revised accounting. We reacted as soon as the issues came to our attention. In light of recent interpretations, we reviewed our accounting treatment of certain hedge transactions and determined a restatement would assure that our financial statements adhere to the most recent guidance for accounting treatment of hedge transactions under SFAS No. 133. The cumulative effect of these changes is a non-cash decrease in retained earnings of approximately $1.1 million through December 31, 2005 and is actually a cumulative non-cash increase of retained earnings of approximately $1.6 million through March 29, 2006. The mark-to-market adjustment from December 31, 2005 through March 29, 2006 was actually a positive after-tax amount of $2.7 million or approximately $0.11 per share. If the market values of the interest rate swap contracts do not change substantially before March 31, 2006, that approximate amount will be included in the first quarter 2006 results of operations.”

     From time-to-time, the Company has entered into interest rate swap agreements to hedge the interest rate risk inherent in certain of its Debt Transactions. However, recently there has been considerable discussion within the accounting profession regarding the proper way to account for certain derivative instruments under SFAS No. 133, including interest rate swaps commonly used by financial institutions to hedge their interest rate exposure with respect to Debt Transactions. The Company recently became aware that, in light of recent informal technical interpretations, the interpretation with respect to applying the method of hedge accounting under paragraph 65 of SFAS No. 133 (commonly referred to as the “short-cut” method) that the Company had used for certain interest rate swaps on its Debt Transactions may not be correct. At the time the Company entered into the interest rate swaps, it conducted a detailed analysis of the appropriate accounting method and determined that based upon interpretations of SFAS No. 133 and common practice followed by industry participants, independent registered public accounting firms and others, the “short-cut” method was an appropriate accounting method because the terms of the interest rate swaps and the corresponding debt matched and, as a result, the Company assumed no ineffectiveness in the hedging relationships. However, after further examination in light of the recent informal technical interpretations and discussions with its independent registered public accounting firm, Ernst & Young LLP, the Company and its Audit Committee concluded that the swap transactions did not qualify for the short-cut method because of the amortizing nature of the subordinated debt and an interest deferral feature of the trust preferred securities that permits interest payments to be deferred for a period of up to five years without creating an event of default or acceleration. Therefore, any fluctuations in the market value of the interest rate swaps should have been recorded through the income statement. There is no effect on cash flows from these revisions.
     The Company continues to believe that the swaps have been and will continue to be highly effective economic hedges and that the swaps would have qualified for “long-haul” hedge accounting. However, as SFAS No. 133 does not allow for application of the “long-haul” method retrospectively, the swaps were not allowed hedge accounting treatment. The Company is currently considering whether to re-designate the interest rate swaps associated with these transactions as hedges under the “long-haul” accounting method in order to qualify them going forward for hedge accounting under SFAS No. 133.
     Wehmer added, “It is important to understand that the revised accounting treatment for these transactions does not impact our underlying business model. In fact, the net impact of this restatement through March 29, 2006, is actually a cumulative positive impact on retained earnings of approximately $1.6 million or approximately $0.06 per diluted common share.”
     In light of the restatement, investors should rely on Wintrust’s forthcoming restated financial statements and other financial information rather than the previously filed financial statements and other financial information for each of the periods ended March 31, June 30, September 30, 2005 and December 31, 2005.
     Wintrust will file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) today covering the topic of this press release.
     Attached on the following pages is a summary of the primary changes from previous financial statements as a result of the restatement for the year ended December 31, 2005, and for each of the quarters of 2005.

     Wintrust is a financial holding company with assets of approximately $8 billion whose common stock is traded on the Nasdaq Stock Market (Nasdaq: WTFC). Wintrust operates fourteen community bank subsidiaries that are located in the Chicago and Milwaukee market areas. Additionally, the Company operates various non-bank subsidiaries including one of the largest commercial insurance premium finance companies operating in the United States, a company providing short-term accounts receivable financing and value-added out-sourced administrative services to the temporary staffing services industry, companies engaging primarily in the origination and purchase of residential mortgages for sale into the secondary market throughout the United States, and companies providing wealth management services including broker-dealer, money management services, advisory services, and trust and estate services. As of December 31, 2005, Wintrust operated a total of 62 banking offices and is in the process of constructing several additional branch facilities.
Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of federal securities laws. Wintrust intends such forward-looking statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Actual results could differ materially from those addressed in the forward-looking statements due to factors such as changes in economic conditions, competition, or other factors that may influence the anticipated growth rate of loans and deposits, the quality of the loan portfolio and loan and deposit pricing, unanticipated changes in interest rates that negatively impact net interest income, lower than anticipated residential mortgage loan originations, future events that may cause unforeseen loan or lease losses, slower than anticipated development and growth of Tricom and the trust and investment business, unanticipated changes in the temporary staffing industry, the ability to adapt successfully to technological changes to compete effectively in the marketplace, competition and the related pricing of brokerage and asset management products, unforeseen difficulties in integrating the acquisitions of Advantage National Bancorp, Inc., Village Bancorp, Inc., WestAmerica Mortgage Company, Guardian Real Estate Services, Inc., Northview Financial Corporation, Town Bankshares, Ltd., Antioch Holding Company and First Northwest Bancorp, Inc. with Wintrust, the ability to pursue additional acquisition and expansion strategies and the ability to attract and retain experienced senior management. Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward looking statement made by or on behalf of Wintrust. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. Wintrust does not undertake any obligation to update or revise any forward-looking statements.
Additional Information
     Wintrust has filed a registration statement with the Securities and Exchange Commission in connection with its previously announced proposed acquisition of Hinsbrook Bancshares, Inc. (“HBI”) in a merger transaction consisting of consideration of stock and cash. In connection with the proposed transaction, Wintrust will file with the Securities and Exchange Commission (the “SEC”), and will furnish to shareholders of HBI, a proxy statement/prospectus. Shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about Wintrust, HBI and the proposed transaction. A definitive proxy statement/prospectus will be sent to HBI shareholders seeking their approval of the merger and the other transactions contemplated thereby. Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Wintrust Financial Corporation, Attn: Investor Relations, 727 North Bank Lane, Lake Forest, Illinois 60045 or by calling (847) 615-4096, or to Hinsbrook Bancshares, Inc., Attn: President, 6262 South Route 83, Willowbrook, Illinois 60527 or by calling (630) 920-2700. Shareholders are urged to read the proxy statement/prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the proposed transactions.
HBI and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of HBI in favor of the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement/prospectus when it is filed with the SEC.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release other than historical facts constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
# # #

WINTRUST FINANCIAL CORPORATION
Summary of Financial Results as Originally Reported and as Restated (Unaudited)

	Three Months Ended		Year Ended
(Dollars in thousands, except per share data)	December 31, 2005		December 31, 2005
	As		As
	Originally	As	Originally	As
	Reported	Restated	Reported	Restated

Net interest income	$57,290	$57,290	$217,199	$217,199
Net cash settlement of interest rate swap derivatives	—	(297)	—	(440)

Total net interest income	57,290	56,993	217,199	216,759
Provision for credit losses	1,073	1,073	6,676	6,676

Net interest income after provision for credit losses	56,217	55,920	210,523	210,083
Non-interest income	22,967	22,967	94,927	94,927
Net cash settlement of interest rate swap derivatives	—	297	—	440
Change in fair value of interest rate swap derivatives	—	880	—	(1,810)

Total non-interest income	22,967	24,144	94,927	93,557
Total non-interest expense	51,044	51,044	198,690	198,690

Income before taxes	28,140	29,020	106,760	104,950
Income tax expense	10,028	10,028	38,627	38,627
Income tax effect on restatement	—	336	—	(693)

Total income tax expense	10,028	10,364	38,627	37,934

Net income	$18,112	$18,656	$68,133	$67,016

Net income per share – Basic	$0.76	$0.78	$2.94	$2.89

Net income per share – Diluted	$0.73	$0.75	$2.80	$2.75

Return on average assets	0.89%	0.92%	0.90%	0.88%
Return on average equity	11.65	12.00	11.18	11.00
Net interest margin	3.13	3.11	3.17	3.16
Core net interest margin (1)	3.32	3.32	3.37	3.37
Net overhead ratio (2)	1.39	1.33	1.37	1.39
Efficiency ratio (3)	63.34	62.65	63.60	63.97

Balance Sheet (period-end):
Total Assets	$8,177,042	$8,177,042
Total Equity	628,140	627,911
Total Retained Earnings	202,250	201,133

(1)	Core net interest margin excludes the effect of the net interest expense associated with Wintrust’s Long-term Debt — Trust Preferred Securities.

(2)	The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(3)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenues (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

WINTRUST FINANCIAL CORPORATION

Summary of Financial Results as Originally Reported and as Restated (Unaudited)

	Three Months Ended		Nine Months Ended
(Dollars in thousands, except per share data)	September 30, 2005		September 30, 2005
	As		As
	Originally	As	Originally	As
	Reported	Restated	Reported	Restated

Net interest income	$56,069	$56,069	$159,908	$159,908
Net cash settlement of interest rate swap derivatives	—	(100)	—	(143)

Total net interest income	56,069	55,969	159,908	159,765
Provision for credit losses	3,077	3,077	5,602	5,602

Net interest income after provision for credit losses	52,992	52,892	154,306	154,163
Non-interest income	25,363	25,363	71,960	71,960
Net cash settlement of interest rate swap derivatives	—	100	—	143
Change in fair value of interest rate swap derivatives	—	3,029	—	(2,690)

Total non-interest income	25,363	28,492	71,960	69,413
Total non-interest expense	50,326	50,326	147,646	147,646

Income before taxes	28,029	31,058	78,620	75,930
Income tax expense	10,192	10,192	28,599	28,599
Income tax effect on restatement	—	1,158	—	(1,029)

Total income tax expense	10,192	11,350	28,599	27,570

Net income	$17,837	$19,708	$50,021	$48,360

Net income per share – Basic	$0.76	$0.83	$2.18	$2.10

Net income per share – Diluted	$0.72	$0.80	$2.07	$2.00

Return on average assets	0.91%	1.01%	0.90%	0.87%
Return on average equity	11.83	13.07	11.48	11.10
Net interest margin	3.18	3.17	3.19	3.19
Core net interest margin (1)	3.39	3.39	3.40	3.41
Net overhead ratio (2)	1.27	1.11	1.36	1.41
Efficiency ratio (3)	61.61	59.40	63.70	64.44

Balance Sheet (period-end):
Total Assets	$7,893,503	$7,893,503
Total Equity	613,761	613,595
Total Retained Earnings	184,138	182,477

(1)	Core net interest margin excludes the effect of the net interest expense associated with Wintrust’s Long-term Debt — Trust Preferred Securities.

(2)	The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(3)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenues (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

WINTRUST FINANCIAL CORPORATION

Summary of Financial Results as Originally Reported and as Restated (Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2005		June 30, 2005
	As		As
	Originally	As	Originally	As
	Reported	Restated	Reported	Restated

Net interest income	$53,852	$53,852	$103,839	$103,839
Net cash settlement of interest rate swap derivatives	—	30	—	(43)

Total net interest income	53,852	53,882	103,839	103,796
Provision for credit losses	1,294	1,294	2,525	2,525

Net interest income after provision for credit losses	52,558	52,588	101,314	101,271
Non-interest income	23,361	23,361	46,597	46,597
Net cash settlement of interest rate swap derivatives	—	(30)	—	43
Change in fair value of interest rate swap derivatives	—	(6,790)	—	(5,719)

Total non-interest income	23,361	16,541	46,597	40,921
Total non-interest expense	49,016	49,016	97,320	97,320

Income before taxes	26,903	20,113	50,591	44,872
Income tax expense	9,731	9,731	18,407	18,407
Income tax effect on restatement	—	(2,597)	—	(2,187)

Total income tax expense	9,731	7,134	18,407	16,220

Net income	$17,172	$12,979	$32,184	$28,652

Net income per share – Basic	$0.73	$0.55	$1.42	$1.26

Net income per share – Diluted	$0.70	$0.53	$1.35	$1.20

Return on average assets	0.91%	0.69%	0.89%	0.79%
Return on average equity	11.94	9.03	12.28	10.93
Net interest margin	3.19	3.19	3.20	3.20
Core net interest margin (1)	3.40	3.41	3.40	3.41
Net overhead ratio (2)	1.36	1.73	1.41	1.56
Efficiency ratio (3)	64.00	70.22	64.83	67.40

Balance Sheet (period-end):
Total Assets	$7,768,993	$7,768,993
Total Equity	596,921	597,053
Total Retained Earnings	169,134	165,602

(1)	Core net interest margin excludes the effect of the net interest expense associated with Wintrust’s Long-term Debt — Trust Preferred Securities.

(2)	The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(3)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenues (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

WINTRUST FINANCIAL CORPORATION

Summary of Financial Results as Originally Reported and as Restated (Unaudited)

	Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2005
	As
	Originally	As
	Reported	Restated

Net interest income	$49,987	$49,987
Net cash settlement of interest rate swap derivatives	—	(74)

Total net interest income	49,987	49,913
Provision for credit losses	1,231	1,231

Net interest income after provision for credit losses	48,756	48,682
Non-interest income	23,236	23,236
Net cash settlement of interest rate swap derivatives	—	74
Change in fair value of interest rate swap derivatives	—	1,070

Total non-interest income	23,236	24,380
Total non-interest expense	48,304	48,304

Income before taxes	23,688	24,758
Income tax expense	8,676	8,676
Income tax effect on restatement	—	409

Total income tax expense	8,676	9,085

Net income	$15,012	$15,673

Net income per share – Basic	$0.69	$0.72

Net income per share – Diluted	$0.65	$0.68

Return on average assets	0.87%	0.91%
Return on average equity	12.68	13.24
Net interest margin	3.21	3.21
Core net interest margin (1)	3.41	3.42
Net overhead ratio (2)	1.45	1.39
Efficiency ratio (3)	65.69	64.75

Balance Sheet (period-end):
Total Assets	$7,345,539	$7,345,539
Total Equity	562,527	562,215
Total Retained Earnings	151,962	152,623

(1)	Core net interest margin excludes the effect of the net interest expense associated with Wintrust’s Long-term Debt — Trust Preferred Securities.

(2)	The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(3)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenues (less securities gains or losses). A lower ratio indicates more efficient revenue generation.